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                                                                   EXHIBIT 10(u)









                         ALLETE AND AFFILIATED COMPANIES


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                            (AS AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 2004)





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                                TABLE OF CONTENTS


                                                                            Page

SECTION 1.         ESTABLISHMENT AND PURPOSE...................................1

     1.1           Establishment of Plan.......................................1
     1.2           Purpose of the Plan.........................................4

SECTION 2.         DEFINITIONS.................................................4

     2.1           Definitions.................................................4
     2.2           Gender and Number...........................................6

SECTION 3.         ELIGIBILITY AND PARTICIPATION...............................7

     3.1           Eligibility.................................................7
     3.2           Participation...............................................8
     3.3           No Guarantee of Employment..................................9

SECTION 4.         BENEFITS....................................................9

     4.1           Annual Makeup Award.........................................9
     4.2           Salary Deferral............................................10
     4.3           Bonus Deferral.............................................10
     4.4           Severance Deferral.........................................10
     4.5           Non-Qualified Stock Option Gain Deferral...................11
     4.6           Retirement Benefit.........................................11
     4.7           Benefit Allocations and Maintenance of Accounts............12
     4.8           Date of Benefit Commencement...............................13
     4.9           Form of Benefit Payment - Executive Deferral Account.......14
     4.10          Form of Payment - Retirement Benefits......................15
     4.11          Benefit Payments Upon Participant's Death..................16
     4.12          Benefit Payment Upon Disability............................17
     4.13          Benefit Payment Upon Termination Other Than Retirement,
                   Death or Disability........................................17

                                       i

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     4.14          Hardship and Unscheduled Benefit Payments..................17
     4.15          Supplemental Tax Benefit...................................18

SECTION 5.         ADMINISTRATION.............................................18

     5.1           Committee..................................................18
     5.2           Uniform Rules..............................................18
     5.3           Notice of Address..........................................19
     5.4           Records....................................................19
     5.5           Correction of Errors.......................................19
     5.6           Claims Procedure...........................................19
     5.7           Change of Law..............................................20
     5.8           Tax Withholding............................................20
     5.9           Generation-Skipping Tax....................................20

SECTION 6.         GENERAL PROVISIONS.........................................21

     6.1           Nonassignability...........................................21
     6.2           Incompetency...............................................21
     6.3           Employment Rights..........................................22
     6.4           No Individual Liability....................................22
     6.5           Illegality of Particular Provision.........................22
     6.6           Contractual Obligations....................................22
     6.7           Counterparts...............................................23
     6.8           Evidence...................................................23
     6.9           Action by Company..........................................23

SECTION 7.         AMENDMENT AND TERMINATION..................................23

     7.1           Amendment and Termination..................................23
     7.2           Reorganization of the Company..............................23

SECTION 8.         APPLICABLE LAWS............................................24

     8.1           Applicable Laws ...........................................24

                                       ii

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                         ALLETE AND AFFILIATED COMPANIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            (As Amended and Restated
                           Effective January 1, 2004)



                      SECTION 1. ESTABLISHMENT AND PURPOSE

     1.1  ESTABLISHMENT OF PLAN

          ALLETE, Inc., formerly MINNESOTA POWER & LIGHT COMPANY (the "Company" and also sometimes "ALLETE") established, effective as of July 1, 1980, a Supplemental Retirement Plan for eligible executives of the Company, such Plan to be known as the SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (THE "PLAN"). The Plan was established in order to provide supplemental current or retirement benefits payable as provided hereafter solely from the general assets of the Company. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of the Employee Retirement Income Security Act of 1974.

          Effective as of January 1, 1981, the Plan was amended to include compensation attributable to the Company's Incentive Compensation Plan in determining benefits under this Plan.

          Effective as of January 1, 1982, the Plan was amended to change the manner in which Incentive Awards are accounted for when determining benefits payable at retirement under Section 4.6.

          Effective December 1, 1982, the Plan was amended to change the deferral and cash payment options of the Plan.

          The Plan was amended including revisions through and including May 10, 1983, and restated in its entirety as of January 1, 1983. The revisions included a provision to provide benefits that are above the limitations under Section 415 of the Internal Revenue Code.

          Effective January 1, 1984, the Plan was amended to provide for a predetermined interest rate of 10.5% to be used in determining the value of certain benefits under the Plan.

          Effective January 1, 1987, the Plan was amended to provide for two additional investment choices for monies deferred under the Plan and to make other minor changes to the Plan.

          Effective August 1, 1987, the Plan has been amended to provide for a fixed rate of return of 8% under Section 4.15 for deferral elections made after that date rather than a return that is the greater of 10.5% or the Company's actual overall percentage return on capital, and to make a minor change in the Plan name.

          Effective May 1, 1988, the Plan was amended so that benefits under Subsections 4.1(c) and (d) of the 1988 Plan document are available only to active Participants who were age 60 or older as of said date.

          Effective November 1, 1988, the Plan has been amended to make revisions in certain discretions available to the Company and to eligible Participants.

          Effective January 1, 1990, the Plan has been amended to remove Participant choice with respect to the payment of benefits under Subsection 4.1(b). The Plan has also been amended to eliminate the makeup of the 2% CORE benefits, which were eliminated under the Supplemental Retirement Plan (SRP) to account for the Employee Stock Ownership Plan (ESOP), and to provide for a makeup of the Employee Stock Ownership Plan Partnership account allocation contribution. The Plan was also amended to eliminate the benefits previously described in Subsections 4.1(c) and (d) of the 1988 legal plan document.

          Effective August 1, 1992, the Plan was amended to change the date Retirement Benefits are due and payable from the last day of the month to the first day of the month.

          Effective March 1, 1994, the Plan was amended to calculate the monthly benefit provided under Section 4.6 using a final average earnings calculation which combines Results Sharing with Incentive Compensation.

          Effective August 1, 1994, the Plan was amended at Section 3.1 to eliminate the eligibility option of annual compensation in excess of $100,000, to increase voluntary deferrals, to provide for a present value calculation at Subsection 4.1(d), to change options for measuring indexes for monies deferred under the Plan, and to make other minor administrative changes.

          Effective January 1, 1995, the Plan was amended to suspend benefit payments when a Participant is re-employed by the Company in a regular, full-time position.

          Effective January 1, 1997, the Plan was amended to allow for Participants to change the duration of the distribution period.

          Effective June 17, 1997, the Plan was amended to credit accounts during distribution of benefits with the Company's return on capital fixed rate of 8%.

          Effective July 1, 1998, the Plan was amended to combine deferred amounts into a single Executive Deferral Account.

          Effective January 1, 1999, the Plan was amended to allow participation by those employees who receive a management salary.

          Effective January 1, 2001, the Plan was amended to provide that the Executive Deferral Account be distributed pursuant to the Participant's election in the event of death, to distribute account balances of less than $10,000 in a lump sum, and to change the name of the Plan to the ALLETE Supplemental Executive Retirement Plan.

          Effective January 1, 2002 the Plan was amended to allow the choice of a life or joint and survivor annuity for Retirement Benefits, to eliminate deferrals which exceeded limitations imposed by Code Section 415, to allow unscheduled in-service withdrawals, to remove the limitation on deferrals of annual salary, and to provide a supplemental tax benefit for participants in the event that they are terminated due to a change in control, and to reflect the merger of the Supplemental Retirement Plan and the Employee Stock Ownership Plan into the Retirement Savings and Stock Ownership Plan.

          Effective January 20, 2003, deferrals of stock option gains were eliminated.

          Effective December 1, 2003, the termination of a Participant is clarified to include the sale of a Participant's employer, but not the separation of a Participant's employer from the Company through a stock dividend.

     1.2  PURPOSE OF THE PLAN

          It is the purpose of this Plan to provide eligible executives with benefits that will compensate them for limitations which apply to the Minnesota Power and Affiliated Companies Flexible Compensation Plan, Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan (sometimes hereinafter the "Retirement Savings and Stock Ownership Plan" or "RSOP"), Minnesota Power and Affiliated Companies Retirement Plan A and to provide a benefit which includes compensation attributable to the ALLETE Executive Annual Incentive Plan (sometimes hereinafter the "Annual Incentive Plan") and Other Awards as though such awards were eligible for benefit plans which are qualified under Section 401(a) and (k) of the Code. The Plan also provides for deferral of salary and annual and long-term incentive compensation awards.


                             SECTION 2. DEFINITIONS

     2.1  DEFINITIONS

          Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized:

          (A) "ANNUAL INCENTIVE AWARD" means the annual award received by a Participant under the ALLETE Executive Annual Incentive Plan or any predecessor plan.

          (B) "CHANGE IN CONTROL" means change of control of ALLETE, Inc. as defined in the ALLETE Executive Long Term Incentive Compensation Plan.

          (C) "COMMITTEE" means the committee with authority to administer the Plan as provided under Section 5.1.

          (D) "COMPANY" means ALLETE, Inc., and any other affiliated company which adopts this Plan by action of its Board of Directors and is consented to by the Compensation Committee of the ALLETE Board of Directors. A list of such companies shall be maintained by ALLETE.

          (E) "COMPENSATION" means the Participant's earnings during a calendar year, before any reduction pursuant to Code Sections 125, 132(f)(4), or 401(k). It does not include overtime compensation, if any, bonuses, Annual Incentive Awards and Other Awards, expenses, allowances, commission payments (except when regular compensation consists wholly or in part of commissions, in which case commission payments are included), employer contributions or awards under this Plan or other employee benefit plans, imputed income (whether such imputed income is from vehicle use, life insurance premiums, or any other source) payments made pursuant to the Results Sharing Program, payment of stock options and performance shares under the Long Term Incentive Compensation Plan, and any other payments of a similar nature. In the case of a Participant who is employed jointly by the Company and an affiliated company (as defined in the RSOP), Compensation as defined herein shall include amounts received from all such companies.

          (F) "DEFERRED STOCK UNIT" means the units credited to a Participant which correspond to the number of shares the Participant deferred in accordance with Section 4.5.

          (G) "ELIGIBLE SURVIVING SPOUSE" means surviving spouse as defined in the Company's Retirement Plan A.

          (H) "EXECUTIVE DEFERRAL ACCOUNT" OR "EDA" OR "ACCOUNT" means the account where deferrals pursuant to Sections 4.1, 4.2, 4.3, 4.4 and 4.5 are credited.

          (I) "OTHER AWARD" means an annual award received by the Participant as approved by the Committee and which is not the Annual Incentive Award described in Subsection 2.1(A), and does not include a severance benefit.

          (J) "PAY" means the annual salary as of October 1 of the year prior to the year for which the allocation is attributed to under
               Section 4.1 of this Plan.

          (K)  "PARTICIPANT" is defined in Section 3.

          (L) "RETIRE" OR "RETIREMENT" means a Participant's termination of employment after attaining "Early Retirement Age" or "Normal Retirement Age" defined as the earliest date under any qualified retirement plan of the Participant's employer.

          (M) "RETIREMENT BENEFIT" means the benefit payable to a Participant pursuant to the Plan by reason of the Participant's Retirement with the Company described in Section 4.6.

          (N) "RETIREMENT PLAN A" means the Minnesota Power and Affiliated Companies Retirement Plan A.

          (O) "RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN" OR "RSOP" means the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan.

          (P) "STOCK OPTION GAIN SHARES DEFERRAL ELECTION" means the annual election made by the Participant in accordance with Section 4.5.

          (Q) "SUPPLEMENTAL SALARY REDUCTION AGREEMENT" means an agreement entered into by a Participant and the Company in December of a fiscal year under which the Participant irrevocably agrees to forego compensation that would otherwise be paid to the Participant during the next fiscal year.

          (R) "VALUATION DATE" means each date on which the Accounts are valued as provided in Subsection 4.7(C).

     2.2  GENDER AND NUMBER

          Except  when  otherwise  indicated  by  the  context,   any  masculine
          terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

                    SECTION 3. ELIGIBILITY AND PARTICIPATION

     3.1  ELIGIBILITY

          Any employee of the Company shall become a Participant as follows:

          (A) For benefits under Section 4.1, 4.2, 4.3 and 4.4, an employee in management salary grade or other employees as approved by the Committee, who participates in the ALLETE Executive Annual Incentive Plan or is eligible to receive an Other Award, shall be eligible to participate in this Plan beginning with the first calendar year in which such employee becomes eligible to receive Annual Incentive Awards or Other Awards.

               The  following conditions must also be satisfied:

               i. The Participant is in the employment of the Company on the last day of the calendar year;

               ii. The Participant died while employed by the Company during such calendar year;

               iii. The Participant Retired during such calendar year;

               iv.  The  Participant  is  disabled  and  is  receiving   benefit
                    payments under the Company's Long-Term Disability Benefit Plan during such calendar year; or

               v. The Participant was on leave of absence at the close of such calendar year and received Compensation from the Company during such year.

          (B) For benefits under Section 4.5, senior executive employees are eligible as approved by the Company's Board of Directors. Effective January 20, 2003, no additional employees are eligible for the benefits provided under Section 4.5.

          (C) For benefits under Section 4.6, employees who received an Annual Incentive Award or Other Awards while in ALLETE management salary grades SA - SM.

     3.2  PARTICIPATION

          An employee who becomes a Participant shall remain eligible to have an account in the Plan as a Participant hereunder, without regard to Compensation and Annual Incentive Awards or Other Awards received in subsequent years, until the last to occur of (i) the employee's Retirement or termination from service for any reason or (ii) the date all benefits, if any, to which he or she is entitled hereunder have been distributed. Employees, who were former Participants, who become employed by an ALLETE wholly or partially owned company, shall not be considered as retired or terminated until such time as they become retired or terminated from the new company. If a Participant is employed by a subsidiary of the Company, and such subsidiary is no longer at least 50% owned by the Company, then such Participant will be considered to be terminated or Retired (as defined in Section 2.1(L)) on such date. Distribution of the Participant's benefits under Sections 4.9, 4.10 or 4.13 shall occur as provided therein. Notwithstanding the preceding sentence of this Paragraph, in the event that a Participant is employed by a subisidary of the Company which is distributed to shareholders through a stock spin off to shareholders of ALLETE, then the Participant will not be considered to be terminated or Retired (as defined in Section 2.1(L)) for purposes of
          Section 4.9, 4.10 or 4.13 until their employment at such distributed company terminates for any reason, including Retirement. For purposes of Section 4.6, the Participant will be considered Retired (as set forth in Section 2.1(L)) if the Participant continues employment at such distributed company until the Participant's 50th birthday. Any employment period, salary or other amount earned while employed at such distributed company, however, will not be included in the calculation of the benefit provided under Section 4.6.

          An employee who was a Participant, but is not currently eligible for benefits under Sections 4.1, 4.2, 4.3, 4.4, and 4.5, will not receive account additions as described herein. However, the employee may be eligible for benefits under Section 4.6 if they qualify under the terms provided in that Section.

          An employee who is a Participant who dies prior to Retirement is no longer entitled to the benefit described under Section 4.6.

     3.3  NO GUARANTEE OF EMPLOYMENT

          Participation in the Plan does not constitute a guarantee or contract of employment with the Company. Such participation shall in no way interfere with any rights the Company would have in the absence of such participation to determine the duration of the employee's employment with the Company.


                               SECTION 4. BENEFITS

     4.1  ANNUAL MAKEUP AWARD

          For each calendar year ending on or after December 31, 1980, and except as hereinafter specifically provided in this Section 4, the Company shall credit each Participant who qualifies:

               (A) FLEXIBLE DOLLAR MAKEUP. An amount equal to the sum of (a) 2% plus (b) the Participant's life insurance percentage under the Minnesota Power and Affiliated Companies Flexible Compensation Program for nonunion employees, multiplied by the following: (i) the total of the Participant's Annual Incentive Award and Other Awards for such year, plus (ii) any amount of the Participant's annual Pay not included in calculating benefits under the Minnesota Power and Affiliated Companies Flexible Compensation Program for nonunion employees for such year due to limitations under Internal Revenue Service (IRS) Code Section 404(l).

               (B)  RSOP  ALLOCATION  MAKEUP.  An amount equal to the applicable
                    Partnership   allocation  percent  being  contributed  under
                    Section 4.4(c) of the RSOP of the following:

                    (a) the total of the Participant's Annual Incentive Award and Other Award for such year, plus

                    (b)  the  amount  of  the  Participant's   Compensation  not
                         included in calculating benefits under the RSOP due to limitations under IRS Code Section 404(l).

          If a Participant transfers to an ineligible status, dies or Retires during the year, this calculation will be based on the full Annual Incentive Award and Other Award. If a Participant's annual Pay exceeds that amount allowed under IRS qualified plan's compensation limit, the amount of Participant's annual Pay will be prorated for the number of months in an eligible status.

               (C) RSOP MATCH ALLOCATION MAKEUP. An amount equal to 50% of the amount deferred by the Participant under Section 4.2 of this Plan plus any amount deferred under Section 5.1 of the RSOP, provided, however, that for any calendar year, such match shall not apply to any amount deferred by a Participant in excess of the amount specified in Subsection 4.4(e) of the RSOP of the Participant's Compensation plus Annual Incentive Award and Other Award. Such amount shall be reduced by any amount being contributed by the Company under Subsection 4.4(e) of the RSOP.

     4.2  SALARY DEFERRAL

          Effective through December 31, 2002, the Company shall credit each Participant who qualifies an amount equal to the amount for which a Participant has elected to reduce his or her annual salary pursuant to a Supplemental Salary Reduction Agreement, not to exceed 25% of the Participant's annual salary less the amount allowable to be deferred under the RSOP. Effective January 1, 2003, the Company shall credit each Participant who qualifies an amount equal to the amount for which a Participant has elected to reduce his or her annual salary pursuant to a Supplemental Salary Reduction Agreement.

     4.3  BONUS DEFERRAL

          The Company shall credit each Participant who qualifies an amount equal to the amount for which a Participant has elected to defer his or her Annual Incentive Award or Other Award.

     4.4  SEVERANCE DEFERRAL

          The Company shall credit each Participant who qualifies an amount equal to the amount for which a Participant has elected to defer his or her severance benefit as approved for deferral by the Committee.

     4.5  NON-QUALIFIED STOCK OPTION GAIN DEFERRAL

          Effective July 1, 1999 through January 20, 2003, the Company shall credit each Participant who qualifies an amount, equal to the amount for which a Participant has elected to defer receipt of his or her shares of ALLETE stock acquired through an Ownership Retention Option Program provided in the Long Term Incentive Compensation Plan and pursuant to the Stock Option Gain Shares Deferral Election.

     4.6  RETIREMENT BENEFIT

          At the Retirement of a Participant, the Company shall credit each Participant who qualifies under Subsection 3.1(C) with a Retirement Benefit. The Retirement Benefit shall be calculated as follows:

          (A)  The  monthly   Retirement  Benefit  that  would  be  provided  by
               Retirement Plan A if:

               (1) any annual salary limitation in calculating benefits under Retirement Plan A due to the limitation imposed by any provision of the Code Section 404(l) did not exist, and the limitation on annual benefits contained in Code Section 415 did not exist.

               (2) Effective through December 31, 2003, the largest sum of four Annual Incentive Awards and Other Awards plus Results Sharing (if any) during any consecutive 48-month period in the most recent 15-year period had been added to the final average earning calculation in Subsection 2.1(q) of Retirement Plan A and such calculation was then reduced by any Results Sharing and Other Awards included in the calculation of final average earnings in Subsection 2.1(q) of Retirement Plan A. The periods covering final average earnings and the four consecutive Annual Incentive Awards and Other Awards plus Results Sharing need not cover the same 48-month period.

                    Effective January 1, 2004, the largest sum of four Annual Incentive Awards or Other Awards (if any) during any consecutive 48-month period in the most recent 15-year period had been added to the total of the final average earning computation in Subsection 2.1(q) of Retirement Plan
                    A. The periods covering final average earnings and the four consecutive Annual Incentive Awards and/or Other Awards need not cover the same 48-month period. Notwithstanding the foregoing, any Other Award(s) included in Retirement Plan A final average earnings, shall be reduced from the amount herein.

          (B) Less the actual monthly retirement benefit provided by Retirement Plan A.

          (C) To determine the amount to be credited to the Participants, the resulting difference of (A) less (B) (provided the difference is greater than zero) is multiplied by 12, and the result is multiplied by a factor. Such factor is calculated by first determining a 60% joint and survivor benefit using the respective employee and spouse ages; second, by adjusting for cost of living as described in Section 4.8 of Retirement Plan A and each of the components is multiplied by 50% and the results are added together. The change in the consumer price index shall be assumed to change after the Participant's Retirement at the same average annual rate as the change in the consumer price index for the five-year period ending on the later of the June 30 or the December 31 immediately preceding Retirement. The interest rate to be used in determining the present value and the monthly annuity shall be an annual percentage rate of 8% or such other rate as determined by the Committee.


     4.7  BENEFIT ALLOCATIONS AND MAINTENANCE OF ACCOUNTS

          (A) The amounts specified in Sections 4.1 and 4.3 shall be allocated to the Participant as soon as administratively practicable after the end of the Plan Year.

          (B) The amounts specified in Sections 4.2, 4.4 and 4.5 shall be allocated as soon as administratively practicable, but no later than the month following the end of the month in which the benefit was earned by the Participant.

          (C) The Company shall establish and maintain, in the name of each Participant, an individual account to be known as the Executive Deferral Account (herein referred to as "EDA" or "Account"). The Committee shall determine the investment funds

               (known as Investment Funds) available under the Plan and may add or delete Investment Funds from time to time. Account contributions under Sections 4.1, 4.2, 4.3, and 4.4 may be credited in the same manner as if actually invested in the manner identified by the Participant's election among Investment Funds as directed by the Participant. Account additions under Section
               4.5 shall be credited to the Participant's Deferred Stock Unit account within the EDA.

               As of each Valuation Date, each Account shall be adjusted to reflect the effect of investment gains or losses, income contributions, distributions, transfers and all other transactions with respect to that Account since the previous Valuation Date.

          (D) The Account of each Participant shall be entered on the books of the Company and shall represent a liability, payable when due under this Plan, out of the general assets of the Company. Prior to benefits becoming due hereunder, the Company shall expense the liability for payment of such accounts in accordance with policies determined appropriate by the Company's auditors.

     4.8  DATE OF BENEFIT COMMENCEMENT

          (A)  Executive Deferal Account Election

               (1)  All  amounts  credited  to  a  Participant's  Account  under
                    Section 4.1, 4.2,  4.3, 4.4, and Deferred  Stock Units under
                    Section 4.5, shall be distributed pursuant to an election submitted by the Participant. Elections under this 4.8 must be made in writing to the Committee prior to the end of the calendar year preceding the year in which benefits are earned. Participants who become eligible during the Plan Year shall make their election upon becoming eligible. If no election has been received herein, or the Participant Retires or dies prior to the benefit allocation, the allocation for such Plan Year shall be paid in cash. If a Participant transfers to an ineligible status during the calendar year, any such award specified in Section 4.1 and or 4.3 shall be paid in cash.

                    Each Participant shall have the right to elect to have all or any portion of the benefit amounts allocated to said Participant for a calendar year paid under one of the following options:

                    (a)  in cash (either partially or totally);

                    (b) deferred to a date specified by the Participant (at which time such benefit amounts shall be paid as a lump sum, with the latest deferral date to be no later than April 1 following a Participant attaining age 70 1/2); or

                    (c) deferred to the earlier to occur of the following events:

                         (i)   Retirement   or  at  the  time  when  a  disabled
                               Participant is no longer eligible to receive benefits under the applicable employer's long-term disability benefit plan or, if elected, up to five years after Retirement but in no event later than April 1 following a Participant attaining age 70 1/2.

                         (ii)  Death of the Participant.

                         (iii) Termination of the Participant's employment other
                               than at Retirement or long-term disability.

          (B) Commencement of Retirement Benefits. Pursuant to Section 4.6, this benefit shall commence on the last day of the month following the date of the Participant's Retirement. If a Participant dies or terminates employment prior to Retirement, the Retirement Benefit described in Section 4.6 shall be forfeited and will not be payable.

     4.9  FORM OF BENEFIT PAYMENT - EXECUTIVE DEFERRAL ACCOUNT

          Subject to the provisions of Sections 4.11, 4.12 and 4.13 hereof, and in accordance with Subsection 4.8(A)(1)(c), a Participant may elect distribution of the Executive Deferral Account as a lump sum, five
          (5), ten (10), or fifteen (15) year monthly annuity, or partial lump sum with the remainder paid in a five (5), ten (10), fifteen (15) year monthly annuity. Deferred Stock Units shall be distributed in equal annual installments, during the elected payout period. If a Participant has not elected a payout period, the balance will be paid in a lump sum. The Participant may change the length of the payment period, if such change is received by the Committee more than 12 months prior to commencement of the payment period. Notwithstanding the above, if the sum of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 is less than $10,000, the EDA is paid as a lump sum.

          EDA distributions (except Deferred Stock Units) will be paid in cash, in equal monthly installments commencing on the last day of the month pursuant to Participants election in Subsection 4.8(A)(1)(c), except that Deferred Stock Units will be distributed in shares of stock commencing within the first 60 days of the Plan Year pursuant to the Participant's election in Subsection 4.8(A)(1)(c).

          If a Participant has commenced receipt of benefits under this Plan, and is re-employed by the Company, payments shall be suspended until the Participant again becomes eligible to receive payments under the Plan.

     4.10 FORM OF PAYMENT -  RETIREMENT BENEFITS

          The Participant may elect to receive the Retirement Benefits provided for in Section 4.6 in the form of (A) or (B) below:

          (A) 15-year monthly annuity (calculated using an 8% interest rate or other rate as approved by the Committee)

          (B) Monthly life annuity (calculated using the factor described under Section 4.6). Such amount to be adjusted (i.e. cost of living adjustment) in accordance with Retirement Plan A Section 4.8.

          If the actuarial present value of the benefit under Section 4.6 is less than $10,000, the benefit will be paid out in a lump sum payment.

          If a Participant has commenced receipt of benefits under this Plan, and is re-employed by the Company, payments shall be suspended until the Participant again becomes eligible to receive payments under the Plan.

     4.11 BENEFIT PAYMENTS UPON PARTICIPANT'S DEATH

          Each Participant may designate, by letter to the Committee, a beneficiary to receive any payment to be made hereunder after the death of the Participant. The designation shall take effect upon receipt of the letter by the Committee. A Participant may change his or her designated beneficiary or beneficiaries from time to time and each such letter of designation shall revoke any previous designation. If no beneficiary has been designated, or if all designated beneficiaries have predeceased the Participant, the deceased Participant's estate shall be the Participant's beneficiary. If a designated beneficiary shall survive the Participant but all designated beneficiaries shall die prior to complete distribution of the benefit payable with respect to the Participant, the deceased Participant's beneficiary shall be the estate of the last surviving designated beneficiary.

          The benefits shall be paid under the circumstances as described in (a) or (b) below:
          (a) If the designated beneficiary is the Eligible Surviving Spouse, the payment as elected by the Participant pursuant to Section 4.9 & 4.10 will be paid to the beneficiary beginning the month following the date of death of the Participant, except if the benefit elected under Section 4.10 is a life annuity, the surviving spouse will receive 60% of the Participant's life annuity benefit for the remainder of the beneficiary's life. If the Participant has elected a distribution to commence prior to Retirement, the Company shall pay the remaining payments to the Participant's beneficiary in the same manner and at the same time as if the Participant had lived to receive such payments, subject to the conditions set forth in this Section.

          (b) If the designated beneficiary is anyone other than the Eligible Surviving Spouse, the remaining benefit payments shall be paid in a lump sum in the month following the month of the Participant's death, except if the benefit elected under Section 4.10 is a life annuity, the payments end.

          In the event a Participant dies prior to Retirement, the benefit described in Section 4.6 shall be forfeited and will not be payable.

     4.12 BENEFIT PAYMENT UPON DISABILITY

          In the event a Participant is determined to be disabled under the Company's Long Term Disability Plan, the Participant shall continue to be eligible for this Plan during such period of disability. If the Participant ceases to be disabled prior to Retirement and does not return to active employment with the Company, the Participant shall be deemed to have terminated employment. The Company shall pay the Participant the balance credited to the Participant's EDA account in a single lump sum the month following the month of such termination.

     4.13 BENEFIT PAYMENTS UPON TERMINATION OTHER THAN RETIREMENT, DEATH OR DISABILITY

          If a Participant's employment with the Company terminates for any reason other than Retirement, death or disability, the Company shall pay each Participant the balance credited to the Participant's EDA account in a single lump sum no later than the month following the month in which the Participant terminates, without regard to any election made by the Participant under Section 4.8. The benefit described in Section 4.6 shall be forfeited and will not be payable.

     4.14 HARDSHIP AND UNSCHEDULED BENEFIT PAYMENTS

          (A) A Participant who has demonstrated a severe financial need as approved by the Committee may request a lump sum distribution of all or any portion of their EDA. Partial distributions will be taken pro rata from the Participant's EDA sub-accounts. However, if a Participant has commenced payment of benefits, the hardship distribution will be the entire remaining balance.

          (B) A Participant may elect at any time prior to the time that the first payment from his or her account would otherwise be paid, to withdraw in a single lump sum all, or a specified portion of the balance of his or her Executive Deferral Account. A Participant may also make an election at any time subsequent to the start of installment payments from his or her Executive Deferral Account. Withdrawals under this Section will be reduced in amount by an early withdrawal penalty equal to ten percent of the amount requested, which will be deducted from the amount paid to the Participant and forfeited by the Participant to the Company. Written notice of election to withdraw under this Section stating the lump sum amount withdrawn shall be sent to the Company, and payment of the early withdrawal shall be made by the Company within thirty days of receipt of written notice.

     4.15 SUPPLEMENTAL TAX BENEFIT

          In the event that there is a Change in Control of the Company, and if, within twelve (12) months after a Change in Control a Participant is involuntarily terminated, the Participant shall be entitled to an additional benefit equal to forty percent (40%) of the amount distributed ("Supplemental Tax Benefit") pursuant to Section 4.13, if any. If a Participant is eligible for Retirement, no Supplemental Tax Benefit will be paid.


                            SECTION 5. ADMINISTRATION

     5.1  COMMITTEE

          This Plan shall be administered by the committee appointed by the Board of Directors of the Company and known as the Employees' Benefit Plans Committee (the "Committee").

          The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. Subject to the Board, the Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary for its administration.

          Without limiting the generality of the foregoing, the Committee shall have the authority to calculate amounts allocable to Participants, to maintain and adjust accounts, and to calculate the percentage net return on account balances.

     5.2  UNIFORM RULES

          In administering the Plan, the Committee will apply uniform rules to all Participants similarly situated.

     5.3  NOTICE OF ADDRESS

          Any payment to a Participant or beneficiary, at the last known post office address on file with the Company, shall constitute a complete acquittance and discharge to the Company and any director or officer with respect thereto unless the Company shall have received prior written notice of any change in the address, condition, or status of the distributee. Neither the Company nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any Participant or his beneficiary.

     5.4  RECORDS

          The records of the Committee with respect to the Plan shall be conclusive on all Participants, all beneficiaries, and all other persons whomsoever.

     5.5  CORRECTION OF ERRORS

          It is recognized that in the operation and administration of the Plan, certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

     5.6  CLAIMS PROCEDURE

          If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing, within a reasonable period of time after receipt of the claim by the Plan, by registered or certified mail, of such denial, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The claimant also shall be advised that he or his duly authorized representative may request a review by the Committee of the decision denying the claim by filing with the Committee, within 60 days after such notice has been received by the claimant, a written request for such review, and that the claimant may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request, and the claimant shall be given written notice of the decision resulting from such review, and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

     5.7  CHANGE OF LAW

          The Committee may make payments of any benefits or deferred amounts to be paid under the Plan, to any Participant or Participants, or to the beneficiary of any Participant or Participants, in advance of the date when otherwise due, (i) if, based on a change in federal tax law or regulation, published rulings or similar announcements by the Internal Revenue Service, decision by a court of competent jurisdiction involving the Plan, a Participant or a beneficiary, or a closing agreement made under Section 7121 of the Internal Revenue Code of 1986 that involves the Plan, a Participant or a beneficiary, it determines that a Participant or beneficiary will recognize income for federal income tax purposes with respect to amounts that are otherwise not then payable under the Plan; or (ii) if it shall be determined that the Plan is subject to the requirements of Parts 2 and 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, because such Plan is not maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

     5.8  TAX WITHHOLDING

          The Company shall have the right to deduct from all payments to be made under the Plan, any federal, state or local taxes or other charges required by law to be withheld with respect to such payments.

     5.9  GENERATION-SKIPPING TAX

          Notwithstanding any provisions in this Plan to the contrary, the Committee may withhold any benefits payable to a beneficiary as a result of the death of the Participant (or the death of any beneficiary designated by the Participant) until such time as (i) the Committee is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, or any substitute provision therefor, is payable by the Company; and (ii) the Committee has determined the amount of generation-skipping transfer tax that is due, including interest thereon. If any such tax is payable, the Committee shall reduce the benefits otherwise payable hereunder to such beneficiary by the amount necessary to provide said beneficiary with a benefit equal to the amounts that would have been payable if the original benefits had been calculated on the basis of a value for the Participant's supplemental account reduced by an amount equal to the generation-skipping transfer tax and any interest thereon that is payable as a result of the death in question. The Committee may also withhold from distribution by further reduction of the then net value of benefits calculated in accordance with the terms of the previous sentence such amounts as the Committee feels are reasonably necessary to pay additional generation-skipping transfer tax and interest thereon from amounts initially calculated to be due. Any amounts so withheld, and not actually paid as a generation-skipping transfer tax or interest thereon, shall be payable as soon as there is a final determination of the applicable generation-skipping tax and interest thereon.


                          SECTION 6. GENERAL PROVISIONS

     6.1  NONASSIGNABILITY

          Benefits under the Plan are not in any way subject to the debts of other obligations of the persons entitled thereto and may not voluntarily or involuntarily be sold, transferred, or assigned.

     6.2  INCOMPETENCY

          Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of his or her estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

          In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payment shall be made to either guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this Subsection shall be a complete discharge of liability therefor under the Plan.

     6.3  EMPLOYMENT RIGHTS

          The establishment of the Plan shall not be construed as conferring any legal rights upon any Participant or any other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and/or treat such person without regard to the effect which such treatment might have upon him or her as a person covered by this Plan.

     6.4  NO INDIVIDUAL LIABILITY

          It is declared to be the express purpose and intention of the Plan that no liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company, or any representatives appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.


     6.5  ILLEGALITY OF PARTICULAR PROVISION

          If any particular provision of the Plan shall be found to be illegal or unenforceable, such provision shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

     6.6  CONTRACTUAL OBLIGATIONS

          It is intended that the Company is under a contractual obligation to make payments to Participants from the general funds and assets of the Company in accordance with the terms and conditions of the Plan, with such payments to reduce the amounts allocated to the Participant's account hereunder. A Participant shall have no rights to such payments other than as a general, unsecured creditor of the Company.

     6.7  COUNTERPARTS

          This Plan may be executed in any number of counterparts, each of which
          shall   constitute  but  one  and  the  same  instrument  and  may  be sufficiently evidenced by any one counterpart.

     6.8  EVIDENCE

          Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     6.9  ACTION BY COMPANY

          Any action required of or permitted by the Company under the Plan shall be by resolution of it's Board of Directors or by a person or persons authorized by resolution of the Board to act on its behalf with respect to the Plan.


                      SECTION 7. AMENDMENT AND TERMINATION

     7.1  AMENDMENT AND TERMINATION

          The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by written resolution of its Board of Directors. Provided, however, no amendment, termination or other change in the Plan shall reduce the amount allocated to the account of a Participant on the date of such amendment, termination or other change, which account balance shall be payable to such Participant or such Participant's beneficiary as provided herein.

     7.2  REORGANIZATION OF THE COMPANY

          In the event of a merger or consolidation of the Company, or the transfer of substantially all of the assets of the Company to another corporation, such continuing, resulting or transferee corporation shall have the right to continue and carry on the Plan and to assume all liabilities of the Company hereunder without obtaining the consent of any Participant or beneficiary. If such successor shall assume the liabilities of the Company hereunder, then the Company shall be relieved of all such liability, and no Participant or beneficiary shall have the right to assert any claim against the Company for benefits under or in connection with this Plan.


                           SECTION 8. APPLICABLE LAWS

     8.1  APPLICABLE LAWS.

          The Plan shall be governed by and construed according to the laws of the State of Minnesota.



     IN WITNESS WHEREOF, ALLETE, Inc., has caused this instrument to be executed by its duly authorized officers and its corporate seal to be hereunto affixed.

                                      ALLETE, Inc.



     [CORPORATE SEAL]

                                      By           /s/ Donald J. Shippar
                                        ----------------------------------------


                                      Its  President and Chief Executive Officer
                                         ---------------------------------------

ATTEST:

By       /s/ Philip R. Halverson
  ------------------------------------
     Vice President,
Its  General Counsel & Secretary
   -----------------------------------